UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2017

Cole Office & Industrial REIT (CCIT III), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-209128 (1933 Act)	47-0983661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01    Entry into a Material Definitive Agreement
On October 20, 2017, Cole ID Columbus WI, LLC, a Delaware limited liability company (“Cole”) and a wholly-owned subsidiary of Cole Corporate Income Operating Partnership III, LP, the operating partnership of Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”), became a party to an agreement of purchase and sale (the “Agreement”) with TI Investors of Columbus LLC, a Wisconsin limited liability company (the “Seller”). The Agreement was assigned to Cole by VEREIT Acquisitions, LLC, an affiliate of the Company’s advisor, pursuant to the assignment of purchase agreement, by and between VEREIT Acquisitions, LLC and Cole ID Columbus WI, LLC dated October 20, 2017. The Seller is not affiliated with the Company, its advisor or its advisor’s affiliates. Pursuant to the terms of the Agreement, Cole agreed to purchase an approximately 170,000 square foot single-tenant manufacturing facility located in Columbus, Wisconsin (the “Property”) leased to Actuant Corporation, a Wisconsin corporation, and occupied by Enerpac, a wholly-owned subsidiary of Actuant Corporation, for a purchase price of $16.5 million, exclusive of closing costs. The Property was constructed in 2014 and is 100% leased. The Agreement contains customary representations and warranties and indemnification provisions.
Pursuant to the terms of the Agreement, Cole has deposited $250,000 (the “Deposit”) in a third party escrow agent account. Upon the consummation of the purchase and sale transaction contemplated by the Agreement, the Deposit will be applied towards the purchase price of the Property. If the transaction is not consummated as a result of Cole’s failure to purchase the Property as required by the Agreement, the Deposit will be paid to the Seller. The acquisition of the Property is expected to be completed in November 2017; however, the Company can give no assurance that the closing will occur within this timeframe, or at all. The acquisition of the Property is subject to substantial conditions to closing. The Company also anticipates paying an acquisition fee of 2.0% of the contract purchase price of the Property to the Company’s advisor in connection with the acquisition of the Property. The purchase of the Property is expected to be funded with a combination of proceeds from the Company’s initial public offering, borrowings from the Company’s revolving bank credit facility and the Company’s subordinate promissory note with VEREIT Operating Partnership, L.P., an affiliate of the Company’s advisor.
The material terms of the Agreement discussed above are qualified in their entirety by the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement, by and between VEREIT Acquisitions, LLC and TI Investors of Columbus LLC, dated October 3, 2017.
10.2	Assignment of Purchase Agreement, by and between VEREIT Acquisitions, LLC and Cole ID Columbus WI, LLC dated October 20, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2017	COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Exhibit Index

Exhibit Number	Description
10.1	Purchase and Sale Agreement, by and between VEREIT Acquisitions, LLC and TI Investors of Columbus LLC, dated October 3, 2017.
10.2	Assignment of Purchase Agreement, by and between VEREIT Acquisitions, LLC and Cole ID Columbus WI, LLC dated October 20, 2017.